SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                     FORM 8-K
                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


                                   June 22, 2000
                        ---------------------------------
                        (Date of earliest event reported)


                            JOHNS MANVILLE CORPORATION
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              (Exact name of Registrant as specified in its charter)


 Delaware                        1-8247                     84-0856796
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(State of                  (Commission File No.)           (IRS Employer
Incorporation)                                             Identification No.)


                              717 17th Street
                           Denver, Colorado 80202
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        (Address of principal executive offices, including zip code)


                               (303) 978-2000
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            (Registrant's telephone number, including area code)


                                  Not Applicable
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       (Former name or former address, if changed since last report)




Item 5.        Other Events

               On June 23, 2000, Johns Manville Corporation (the "Company") announced that it had entered into a merger agreement with an investor group led by affiliates of Hicks, Muse, Tate & Furst Incorporated and Bear Stearns Merchant Banking. A copy of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 22, 2000, among the Company, HB Merger LLC and HB Finance LLC, is attached hereto as Exhibit 2.1 and is hereby incorporated by reference. A copy of the press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

               Under the terms of the Merger Agreement, among other things, upon consummation of the Merger, the Company's public shareholders will receive, for each share of the Company's common stock held, $13.625 in cash and a 13 percent pay-in-kind preferred stock with a liquidation preference of $2.00. Manville Personal Injury Settlement Trust (the "Manville Trust") and members of the Company's management, including Chairman and CEO Charles
L. Henry, will retain an equity stake in the post-merger Company. The parties' obligations to consummate the transactions contemplated by the Merger Agreement are subject to conditions including the receipt of financing, approval by the shareholders of the Company, receipt of regulatory approvals, and other matters.

               The Company has entered into a Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000, between the Company and the Manville Trust, pursuant to which, among other things, the Company has agreed to pay the Manville Trust $90 million in settlement of the Company's obligation for future income taxes of the Manville Trust. The parties' obligations to consummate the transactions contemplated by the Tax Matters and Amended Trust Relationship Agreement are subject to, among other things, receipt of an order of the U.S. Bankruptcy Court for the Southern District of New York approving the Tax Agreement and the transactions contemplated thereby and other matters, and the consummation of the merger. A copy of the Tax Matters and Amended Trust Relationship Agreement is attached hereto as Exhibit 2.2 and is hereby incorporated by reference.

               In connection with the execution of the Merger Agreement, the Manville Trust, which owns approximately 76% of the outstanding shares of Company common stock, agreed to vote its shares of Company common stock in favor of the Merger Agreement, subject to certain conditions. A copy of the Voting Agreement between the Manville Trust and HB Merger LLC is attached hereto as Exhibit 2.3 and is hereby incorporated by reference.

Item 7.        Financial Statements, Pro Forma
               Financial Information and Exhibits.

               (c)    Exhibits

                      2.1 Agreement and Plan of Merger, dated as of June 22, 2000, among Johns Manville Corporation, HB Merger LLC and HB Finance LLC.

                      2.2 Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000, between Johns Manville Corporation and Manville Personal Injury Settlement Trust.

                      2.3 Voting Agreement, dated as of June 22, 2000, between HB Merger LLC and Manville Personal Injury Settlement Trust.

                      99.1   Johns Manville Corporation Press
                             Release, issued June 23, 2000.



                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    JOHNS MANVILLE CORPORATION


                                 By: /s/ Dion Persson
                                     -----------------------------------
                                    Name:   Dion Persson
                                    Title:  Vice President, Assistant
                                            General Counsel and Secretary


Date: June 27, 2000



                                   EXHIBIT INDEX


Exhibit
  No.
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2.1            Agreement and Plan of Merger, dated as of June 22, 2000,
               among Johns Manville Corporation, HB Merger LLC and HB
               Finance LLC.

2.2 Tax Matters and Amended Trust Relationship Agreement, dated as of June 22, 2000, between Johns Manville Corporation and Manville Personal Injury Settlement Trust.

2.3 Voting Agreement, dated as of June 22, 2000, between HB Merger LLC and Manville Personal Injury Settlement Trust.

99.1           Johns Manville Corporation Press Release, issued June 23, 2000.